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                                                                   EXHIBIT 10.15

                            THE TIMES MIRROR COMPANY

                        1997 DIRECTORS STOCK OPTION PLAN

    1.   PURPOSE
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         The purpose of The Times Mirror Company 1997 Directors Stock Option
         Plan (the "Plan") is to advance the interests of The Times Mirror Company, a Delaware corporation (hereinafter the "Company"), by enabling the Company to attract, retain and motivate qualified individuals to serve on the Company's Board of Directors and to align the financial interests of such individuals with those of the Company's stockholders by providing for or increasing their proprietary interest in the Company. The stock options granted pursuant to this Plan are not qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    2.   DEFINITIONS
         -----------

         "Board" means the Board of Directors of the Company.

         "Committee" means the Board and/or a committee of the Board acting pursuant to its authorization to administer this Plan under Section 4.

         "Common Stock" means the Company's Series A Common Stock, par value $1.00, as presently constituted, subject to adjustment as provided in
         Section 9.

         "Fair Market Value" means, as of any date, and unless the Board shall specify otherwise, the mean between the high and the low market prices for the Common Stock reported for that date on the composite tape for securities listed on the New York Stock Exchange or, if the Common Stock did not trade on the New York Stock Exchange on the date in question, then for the next preceding date for which the Common Stock traded on the New York Stock Exchange.

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         "Non-Employee Director" means a member of the Board who is not at the time also an employee of the Company or a subsidiary of the Company. For purposes of this Plan, the Chairman of the Board's status as an employee shall be determined by the Board.

         "Plan" means The Times Mirror Company 1997 Directors Stock Option Plan.

    3.   SHARES SUBJECT TO THE PLAN AND TO OPTIONS
         -----------------------------------------

         Subject to adjustment as provided in Section 9, the maximum number of shares of Common Stock which may be issued pursuant to this Plan shall not exceed 500,000. Shares issued under this Plan may be authorized and unissued shares of Common Stock or shares of Common Stock reacquired by the Company. All or any shares of Common Stock subject to an option which for any reason are not issued under an option may again be made subject to an option under the Plan.

    4.   PARTICIPANTS
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         Any person who is a Non-Employee Director shall be eligible for the grant of options hereunder.

    5.   NON-EMPLOYEE DIRECTOR OPTION GRANTS
         -----------------------------------

         The Board may provide for options to be granted to Non-Employee Directors in consideration for their service to the Company. The Board shall determine to which Non-Employee Directors options shall be granted hereunder (any such person, a "Participant"). The Board shall specify the number of shares subject to each option grant provided for under this Section 5, or the formula pursuant to which such number shall be determined, the Participants to receive any such grant, the date of grant and the vesting and expiration terms applicable to such options. The grant of options hereunder may, but need not, be conditioned on the Non-Employee Director electing to forego his or her right to all or any part of his or her cash retainer or other fees. Subject to adjustment pursuant to Section 9, the maximum number of shares of Common Stock subject to

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         options granted under this Plan during any calendar year to any person on account of his or her service as a Non-Employee Director, other than options that a Non-Employee Director has elected to receive in lieu of cash retainers or other fees, shall not exceed 50,000 shares.

    6.   GRANT, TERMS AND CONDITIONS OF OPTIONS
         --------------------------------------

         Options granted pursuant to the Plan need not be identical but each option shall be subject to the following terms and conditions:

         Price:  The exercise price for each option shall be established by the
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         Board. The exercise price shall not be less than the Fair Market Value of the Common Stock on the date of grant. The exercise price shall be paid in full at the time of exercise. The exercise price shall be payable in cash, by payment under an arrangement with a broker where payment is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the option shares to the Company, by the surrender of shares of Common Stock owned by the optionholder exercising the option and having a fair market value on the date of exercise equal to the exercise price, or by any combination of the foregoing. In addition, the exercise price shall be payable in such other form(s) of consideration as the Committee in its discretion shall specify, including without limitation by loan (as described in Section 8).

    7.   ADMINISTRATION OF THE PLAN
         --------------------------

         The Plan shall be administered by the Board, except that as provided herein the Plan may be administered by a Committee of the Board, as appointed from time to time by the Board. The Board shall fill vacancies on and from time to time may remove or add members to the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent.

         Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without

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         limitation: (a) to prescribe, amend and rescind rules relating to this
         Plan and to define terms not otherwise defined herein; (b) to prescribe the form of documentation used to evidence any option granted hereunder, including to provide for such terms as it considers necessary or desirable, not inconsistent with the terms established by the Board; (c) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to options; (d) to determine whether, and the extent to which, adjustments are required pursuant to Section 9 hereof; and (e) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any option granted hereunder, and to make exceptions to any procedural provisions in good faith and for the benefit of the Company. Notwithstanding any provision of this Plan, the Board may at any time limit the authority of the Committee to administer this Plan.

         All decisions, determinations and interpretations by the Board or, except as to the Board, the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any option granted hereunder, shall be final and binding on all Participants and optionholders. The Board or the Committee may consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

    8.   LOANS
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         The Company may, if authorized by the Board, make loans for the purpose of enabling a Participant to exercise options granted under the Plan and to pay the tax liability resulting from an option exercise under the Plan. The Board shall have full authority to determine the terms and conditions of Terms of Options and Restrictions Upon Option Shares:
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         The Board may provide that the shares of Common Stock issued upon exercise of an option shall be subject to such further conditions or agreements as the Board in its discretion may specify prior to the exercise of such option, including without limitation, deferrals on

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         issuance, conditions on vesting or transferability, and forfeiture or repurchase provisions.

         Transferability of Option:  Unless otherwise provided by the Committee,
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         each option shall be transferable only by will or the laws of descent and distribution.

         Other Terms and Conditions: No optionholder shall have any rights as a
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         stockholder with respect to any shares of Common Stock subject to an option hereunder until said shares have been issued. Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board or the Committee shall deem appropriate. The Board may waive conditions to and/or accelerate exercisability of an option, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion. No option, however, nor anything contained in the Plan, shall confer upon any Participant any right to serve as a director of the Company. Such loans may be secured by the shares of Common Stock received upon exercise of such option.

    9.   ADJUSTMENT OF AND CHANGES IN THE STOCK
         --------------------------------------

         If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the maximum number and type of shares or other securities that may be issued under this Plan shall be appropriately adjusted. The Committee shall determine in its sole discretion the appropriate adjustment to be effected pursuant to the immediately preceding sentence. In addition, in connection with any such change in the class of securities then subject to this Plan, the Committee may make appropriate and

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         proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired pursuant to options theretofore granted under this Plan and the exercise price of such options.

         No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section. In case of any such adjustment, the shares subject to the option shall be rounded up to the nearest whole share of Common Stock.

    10.  REGISTRATION, LISTING OR QUALIFICATION OF STOCK
         -----------------------------------------------

         In the event that the Board or the Committee determines in its discretion that the registration, listing or qualification of the shares of Common Stock issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the option, the option shall not be exercisable or exercised in whole or in part unless such registration, listing, qualification, consent or approval has been unconditionally obtained.

    11.  TAXES
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         The Board or Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes which it determines are necessary or appropriate in connection with any issuance of shares under this Plan, and an optionholder's rights in any shares are subject to satisfaction of such conditions. The Company shall not be required to issue shares of Common Stock or to recognize the disposition of such shares until such obligations are satisfied. At the Participant's election, any such obligations may be satisfied by having the Company withhold a portion of the shares of Common Stock that otherwise would be issued to the optionholder upon exercise of the option or by tendering shares of Common Stock previously acquired. The Company and any affiliate of the Company shall not be liable to a Participant or any other persons as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt of any shares granted hereunder.

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    12.  ARBITRATION AND APPLICABLE LAW
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         Any claim, dispute or other matter in question of any kind relating to this Plan shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, which proceedings shall be held in the city in which the Company's executive offices are located. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrators shall be final and may be enforced in any court of competent jurisdiction. This Plan and any rights hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

    13.  EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN
         -------------------------------------------------

         This Plan shall become effective upon its approval by a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote at a meeting of the Company's stockholders at the 1997 annual meeting of stockholders. Any options granted prior to such date shall be contingent on such approval and, if such approval is not obtained, shall be null and of no effect.

         Unless earlier suspended or terminated by the Board, no options may be granted after the tenth anniversary of the date the Plan is approved by the Company's stockholders. The Board may periodically amend the Plan as determined appropriate, without further action by the Company's stockholders except to the extent required by applicable law. Notwithstanding the foregoing, subject to adjustment pursuant to
         Section 9, the Plan may not be amended to materially increase the number of shares of Common Stock authorized for issuance under the Plan or the number of shares of Common Stock that may be subject to options granted to any one Participant during any calendar year, unless any such amendment is approved by the Company's stockholders. The Plan may be earlier terminated at such earlier time as the Board may determine.

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         Termination and expiration of the Plan will not affect the rights and obligations arising under options theretofore granted and then in effect.

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